AGREEMENT AND PLAN
                                OF CONSOLIDATION


                                     between


                               PATRIOT BANK CORP.


                                       and


                            FIRST LEHIGH CORPORATION


                                  July 28, 1998

                                    AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

BACKGROUND..................................................................  1

AGREEMENT...................................................................  1

                                    ARTICLE I
                                THE CONSOLIDATION
                                -----------------
Section 1.01  Definitions...................................................  2
              -----------

Section 1.02  The Consolidation.............................................  7
              -----------------

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF FLC
                      -------------------------------------
Section 2.01  Organization.................................................. 16
              ------------

Section 2.02  Capitalization................................................ 17
              --------------

Section 2.03  Authority; No Violation....................................... 18
              -----------------------

Section 2.04  Consents...................................................... 19
              --------

Section 2.05  Financial Statements.......................................... 20
              --------------------

Section 2.06  Taxes......................................................... 20
              -----

Section 2.07  No Material Adverse Effect.................................... 21
              --------------------------

Section 2.08  Contracts..................................................... 21
              ---------

Section 2.09  Ownership of Property; Insurance Coverage..................... 22
              -----------------------------------------

Section 2.10  Legal Proceedings............................................. 23
              -----------------

Section 2.11  Compliance With Applicable Law................................ 24
              ------------------------------

Section 2.12  ERISA......................................................... 24
              -----

Section 2.13  Brokers, Finders and Financial Advisors....................... 25
              ---------------------------------------

Section 2.14  Environmental Matters......................................... 26
              ---------------------

Section 2.15  Allowance for Loan Losses..................................... 26
              -------------------------

Section 2.16  Information to be Supplied.................................... 26
              --------------------------

Section 2.17  Securities Documents.......................................... 26
              --------------------

Section 2.18  Related Party Transactions.................................... 27
              --------------------------

Section 2.19  Loans......................................................... 27
              -----

Section 2.20  Fairness Opinion.............................................. 27
              ----------------

Section 2.21  Quality of Representations.................................... 27
              --------------------------

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PATRIOT
                    -----------------------------------------
Section 3.01  Organization.................................................. 28
              ------------

Section 3.02  Capitalization................................................ 28
              --------------

Section 3.03  Authority; No Violation....................................... 29
              -----------------------

Section 3.04  Consents...................................................... 30
              --------

Section 3.05  Financial Statements.......................................... 31
              --------------------

Section 3.06  Taxes......................................................... 31
              -----

Section 3.07  No Material Adverse Effect.................................... 32
              --------------------------

Section 3.08  Legal Proceedings............................................. 32
              -----------------

Section 3.09  Compliance With Applicable Law................................ 32
              ------------------------------

Section 3.10  Information to be Supplied.................................... 33
              --------------------------

Section 3.11  ERISA......................................................... 33
              -----

Section 3.12  Brokers, Finders and Financial Advisors....................... 34
              ---------------------------------------

Section 3.13  Securities Documents.......................................... 35
              --------------------

Section 3.14  Fairness Opinion.............................................. 35
              ----------------

Section 3.15  Quality of Representations.................................... 35
              --------------------------


                                      (ii)

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES
                            ------------------------
Section 4.01  Conduct of FLC's Business..................................... 35
              -------------------------

Section 4.02  Access; Confidentiality....................................... 38
              -----------------------

Section 4.03  Regulatory Matters and Consents............................... 38
              -------------------------------

Section 4.04  Taking of Necessary Action.................................... 40
              --------------------------

Section 4.05  Indemnification; Insurance.................................... 40
              --------------------------

Section 4.06  No Other Bids and Related Matters............................. 41
              ---------------------------------

Section 4.07  Duty to Advise; Duty to Update Disclosure Schedule............ 42
              --------------------------------------------------

Section 4.08  Current Information........................................... 42
              -------------------

Section 4.09  Undertakings by FLC........................................... 43
              -------------------

Section 4.10  Employee Benefits............................................. 44
              -----------------

Section 4.11      Nasdaq Listing............................................ 44
                  --------------

Section 4.12      Affiliate Letters......................................... 44
                  -----------------

Section 4.13      Severance Pay............................................. 45
                  -------------

Section 4.14      Disposition of FLC Equity Portfolio....................... 45
                  -----------------------------------

Section 4.15      Sale of FLC Headquarters.................................. 45
                  ------------------------

Section 4.16      Conduct of Patriot........................................ 45
                  ------------------

Section 4.17      Closing Date.............................................. 45
                  ------------

                                    ARTICLE V
                                   CONDITIONS
                                   ----------
Section 5.01  Mutual Conditions to the Obligations of FLC and Patriot
              under this Agreement.......................................... 45

Section 5.02  Additional Conditions to the Obligations of Patriot........... 47
              ---------------------------------------------------


                                      (iii)

                                   ARTICLE VI
                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------
Section 6.01  Termination.................................................... 48
              -----------

Section 6.02  Effect of Termination.......................................... 49
              ---------------------

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

Section 7.01  Expenses....................................................... 49
              --------

Section 7.02  Non-Survival of Representations and Warranties................. 49
              ----------------------------------------------

Section 7.03  Amendment, Extension and Waiver................................ 50
              -------------------------------

Section 7.04  Entire Agreement............................................... 50
              ----------------

Section 7.05  No Assignment.................................................. 50
              -------------

Section 7.06  Notices........................................................ 50
              -------

Section 7.07  Captions....................................................... 51
              --------

Section 7.08  Counterparts................................................... 52
              ------------

Section 7.09  Severability................................................... 52
              ------------

Section 7.10  Governing Law.................................................. 52
              -------------


Exhibit 1                FLC's Affiliate Agreement
Exhibit 2                Patriot Stock Option Agreement
Exhibit 3                Standstill Agreement
Exhibit 4                Bank Plan of Merger
Exhibit 5                Articles and Certificate of Consolidation
Exhibit 6                Form of Opinion of Patriot's Counsel
Exhibit 7                Form of Opinion of FLC's Counsel
Exhibit 8                Matters to be Covered in Tax Opinion of
                         Counsel to Patriot


                                      (iv)

                                    AGREEMENT


     THIS AGREEMENT AND PLAN OF CONSOLIDATION, dated as of July 28, 1998, is made by and between PATRIOT BANK CORP., a Delaware corporation, having its principal place of business in Pottstown, Pennsylvania, and FIRST LEHIGH CORPORATION ("FLC"), a Pennsylvania corporation, having its principal place of business in Allentown, Pennsylvania.

                                   BACKGROUND

     1. Patriot and FLC desire to consolidate into a new Pennsylvania business corporation to be named Patriot Bank Corp. (the "Holding Company"), in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of Delaware, and in accordance with the plan of consolidation set forth herein.

     2. Patriot and FLC desire that the consolidation of Patriot and FLC constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     3. As an inducement to Patriot's willingness to enter into this Agreement,
(a) certain directors and certain officers of FLC are executing a Letter Agreement in the form attached hereto as Exhibit 1, (b) FLC is concurrently granting to Patriot an option to acquire, under certain circumstances, FLC's common stock (the "Patriot Lock-Up Option") pursuant to a Stock Option Agreement between Patriot and FLC in the form attached hereto as Exhibit 2, and (c) James
L. Leuthe, Chairman of FLC, is concurrently executing the Standstill Agreement in the form attached hereto as Exhibit 3.

     4. Patriot desires to merge First Lehigh Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania and wholly-owned subsidiary of FLC ("First Lehigh Bank"), into and with Patriot Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania, and a wholly-owned subsidiary of Patriot ("Patriot Bank"), with Patriot Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as Exhibit 4.

     5. Patriot and FLC desire to provide the terms and conditions governing the transactions contemplated herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                THE CONSOLIDATION
                                -----------------

     Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

          Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of consolidation" between Patriot and FLC.

          Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

          Articles and Certificate of Consolidation means the articles and certificate of consolidation in the form attached hereto as Exhibit 5 to be executed by Patriot and FLC and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania and to be filed in the DOSS, in accordance with the applicable laws of the State of Delaware.

          Bank Merger means the merger of First Lehigh Bank with and into Patriot Bank, with Patriot Bank surviving such merger, contemplated by
     Section 1.03 of this Agreement.

          BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

          BHCA means the Bank Holding Company Act of 1956, as amended.

          Closing Date means the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Consolidation specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such other date as Patriot and FLC may mutually agree.

          Consolidation means the consolidation of Patriot and FLC into the Holding Company, contemplated by this Agreement.

          DGCL means the Delaware General Corporation Law.

          DOJ means the United States Department of Justice.

          DOSS means the Delaware Office of the Secretary State.

          Dissenting Shares shall have the meaning set forth in Section 1.02(e)(ii)(F) hereof.

          Effective Date means the date upon which the Articles of Consolidation shall be filed in the PDS, and shall be the same as the Closing Date.

          Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

          FDIA means the Federal Deposit Insurance Act, as amended.

          FDIC means the Federal Deposit Insurance Corporation.

          FRB means the Board of Governors of the Federal Reserve System.

          FLC Common Stock means the common stock of FLC described in Section 2.02(a).

          FLC Capital Stock means collectively FLC Common Stock, FLC Senior Preferred Stock and FLC Series A Preferred Stock.

          FLC Disclosure Schedule means a disclosure schedule delivered by FLC to Patriot pursuant to Article II of this Agreement.

          FLC Exchange Ratios shall have the meaning given to such term in
     Section 1.02(e)(ii)(A) and (B).

          FLC Financials means (i) the audited consolidated financial statements of FLC as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of FLC as of each calendar quarter thereafter included in Securities Documents filed by FLC.

          FLC Options means options to purchase shares of FLC Common Stock granted pursuant to the FLC Stock Option Plans.

          FLC Regulatory Reports means the annual and quarterly reports of FLC filed with the FRB since December 31, 1996 through the Closing Date, and the financial reports of First Lehigh Bank and accompanying schedules for each calendar quarter filed with the FDIC, beginning with the quarter ended December 31, 1996, through the Closing Date.

          FLC Senior Preferred Stock means the senior preferred stock described in Section 2.02(a).

          FLC Series A Preferred Stock means the series A preferred stock described in Section 2.02(a).

          FLC Stock Option Plans means the 1997 Stock Option Plan and the First Lehigh Corporation 1989 Equity Incentive Plan.

          FLC Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by FLC, except any corporation the stock of which is held in the ordinary course of the lending activities of First Lehigh Bank.

          GAAP means generally accepted accounting principles as in effect at the relevant date.

          Holding Company Common Stock means the common stock, par value, of the Holding Company.

          IRC means the Internal Revenue Code of 1986, as amended.

          IRS means the Internal Revenue Service.

          Material Adverse Effect shall mean, with respect to Patriot or FLC, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include (a) any change in the value of the respective investment and loan portfolios of Patriot or FLC resulting from a change in interest rates generally, (b) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby.

          NASD means the National Association of Securities Dealers, Inc.

          Patriot Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

          Patriot Disclosure Schedule means a disclosure schedule delivered by Patriot to FLC pursuant to Article III of this Agreement.

          Patriot Exchange Ratio shall have the meaning given to such term in
     Section 1.02(e)(i)(A).

          Patriot Financials means (i) the audited consolidated financial statements of Patriot as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Patriot as of each calendar quarter thereafter included in Securities Documents filed by Patriot.

          Patriot Lock-Up Option means the option granted to Patriot to acquire shares of FLC Common Stock referenced in the recitals to this Agreement.

          Patriot Market Price means, as of any date, the average between the closing high bid and low asked prices of a share of Patriot Common Stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

          Patriot Market Value means the average of the Patriot Market Prices for the twenty (20) consecutive trading days ending on the trading day immediately preceding the Closing Date.

          Patriot Options means options to purchase shares of Patriot Common Stock granted pursuant to the Patriot Stock Option Plan.

          Patriot Regulatory Reports means the annual and quarterly reports of Patriot filed with the FRB since December 31, 1997 through the Closing Date, and the financial reports of Patriot Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1998, through the Closing Date.

          Patriot Stock Option Plan means the Patriot 1996 Stock-Based Incentive Plan, as amended.

          Patriot Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Patriot, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

          PDB means the Pennsylvania Department of Banking.

          PDS means the Department of State of the Commonwealth of Pennsylvania.

          Person means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

          Prospectus/Proxy Statement means the prospectus/proxy statement, together with any amendments and supplements thereto, to be transmitted to holders of FLC Capital Stock and Patriot Common Stock in connection with the transactions contemplated by this Agreement.

          Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Holding Company Common Stock to be issued in connection with the transactions contemplated by this Agreement.

          Regulatory Agreement has the meanings given to that term in Sections
     2.11 and 3.09 of this Agreement.

          Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the FRB, the FDIC, the PDB, or the respective staffs thereof.

          Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

          SEC means the Securities and Exchange Commission.

          Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

          Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

          Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and in each case the rules and regulations promulgated from time to time thereunder.

          Standstill Agreement means the Standstill Agreement between James L. Leuthe and Patriot, the form of which is attached hereto as Exhibit 3.

          Subsidiary means any corporation or partnership, 50% or more of the capital stock or partnership interests of which is owned, either directly or indirectly, by another entity, except any corporation or partnership the stock or partnership interests of which is held in the ordinary course of the lending activities of a bank.

     Section 1.02 The Consolidation.

     (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, One Glenhardie Corporate Center, Suite 202, 1275 Drummers Lane, P.O. Box 236, Wayne, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, FLC and Patriot shall cause the Articles of Consolidation to be duly executed and to be filed in the PDS and the Certificate of Consolidation to be duly executed and filed in the DOSS.

     (b) The Consolidation. Subject to the terms and conditions of this Agreement, on the Effective Date, FLC and Patriot shall consolidate into the Holding Company in accordance with the provisions of the BCL and the DGCL. The Holding Company shall be the corporation formed as a result of the Consolidation under the laws of the Commonwealth of Pennsylvania and shall have its headquarters at High and Hanover Streets, Pottstown, Pennsylvania. From and after the Effective Date, the Consolidation shall have the effects set forth in
Section 1929 of the BCL.

     (c) Holding Company's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and bylaws of the Holding Company shall be as set forth in the Articles and Certificate of Consolidation and the Bylaws of the Holding Company shall be adopted on the Effective Date by the Holding Company's Board of Directors.

     (d) Board of Directors and Officers of the Holding Company and Patriot Bank Board of Directors and Officers.

         (i) On the Effective Date, the Board of Directors of the Holding Company, as the continuing corporation as a result of the Consolidation, shall consist of the directors identified in the Articles and Certificate of Consolidation, all of whom shall be the existing members of the Patriot Board of Directors.

         (ii) On the Effective Date, the executive officers of the Holding Company shall be the existing executive officers of Patriot.

         (iii) The Board of Directors and officers of Patriot Bank shall remain unchanged.

     (e) Conversion of Shares.

         (i) Patriot Common Stock.

          (A) Subject to the provisions of subparagraphs (B), (C) and (D) of this Section 1.02(e)(i), each share of Patriot Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of Patriot Common Stock, if any, then owned by Patriot or FLC or any Patriot Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive 1.0 shares of fully paid and nonassessable shares of Holding Company Common Stock. The exchange ratio set forth in this Section 1.02(e)(i)(A) is hereinafter referred to as the "Patriot Exchange Ratio".

          (B) Each share of Patriot Common Stock (other than trust account shares or shares acquired in connection with debts previously con tracted ("DPC shares")) owned by FLC or a FLC Subsidiary on the Effective Date, if any, shall be cancelled.

          (C) Each share of Patriot Common Stock issued and held in the treasury of Patriot or owned by any Patriot Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

          (D) No fraction of a whole share of Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of Patriot Common Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date.

         (ii) FLC Capital Stock.

              (A) Subject to the provisions of subparagraphs (C), (D), (E) and
(F) of this Section 1.02(e)(ii), each share of FLC Common Stock and each share of FLC Senior Preferred Stock issued and outstanding immediately prior to the Effective Date (other than shares of FLC Common Stock or FLC Senior Preferred stock, if any, then owned by Patriot or FLC or any FLC Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive:

          (i) if the Patriot Market Value is greater than or equal to $14.71 and less than or equal to $17.97, then .428 shares of fully paid and nonassessable shares of Holding Company Common Stock.

          (ii) if the Patriot Market Value is less than $14.71, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $6.30 divided by the Patriot Market Value, provided that if the Patriot Market Value is less than $13.07, Patriot shall have the option to elect, by written notice to FLC, and subject to FLC's rights under Section 6.01(c) hereof, to have the FLC Exchange Ratio with respect to FLC Common Stock and FLC Senior Preferred Stock be equal to that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $6.30 divided by $13.07; or

          (iii) if the Patriot Market Value is greater than $17.97, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock equal to $7.69 divided by the Patriot Market Value; provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Patriot's assets or a merger, consolidation or similar transaction involving Patriot in which Patriot is not the surviving entity or in which shareholders of Patriot before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be .428.

The FLC Exchange Ratio, as determined pursuant to any of Sections
1.02(e)(ii)(A)(i), 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii), is sometimes hereinafter referred to as the "Applicable Common and Senior Preferred Exchange Ratio".

     (B) Subject to the provisions of subparagraphs (C), (D), (E) and (F) of this Section 1.02(e)(ii), each share of FLC Series A Preferred Stock issued and outstanding immediately prior to the Effective Date (other than shares of FLC Series A Preferred Stock, if any, then owned by Patriot or FLC or any FLC Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive:

          (i) if the Patriot Market Value is greater than or equal to $14.71 and less than or equal to $17.97, then .342 shares of fully paid and nonassessable shares of Holding Company Common Stock.

          (ii) if the Patriot Market Value is less than $14.71, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $5.04 divided by the Patriot Market Value, provided that if the Patriot Market Value is less than $13.07, Patriot shall have the option to elect, by written notice to FLC, and subject to FLC's rights under Section 6.01(c) hereof, to have the FLC Exchange Ratio with respect to the FLC Series A Preferred Stock be equal to that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to 5.04 divided by $13.07; or

          (iii) if the Patriot Market Value is greater than $17.97, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock equal to $6.15 divided by the Patriot Market Value; provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Patriot's assets or a merger, consolidation or similar transaction involving Patriot in which Patriot is not the surviving entity or in which shareholders of Patriot before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be .342.

The FLC Exchange Ratio, as determined pursuant to any of Sections
1.02(e)(ii)(B)(i), 1.02(e)(ii)(B)(ii) or 1.02(e)(ii)(B)(iii), is sometimes hereinafter referred to as the "Applicable Series A Preferred Exchange Ratio".

     (C) Each share of FLC Capital Stock (other than trust account shares or DPC shares) owned by Patriot or a Patriot Subsidiary on the Effective Date, if any, shall be cancelled.

     (D) Each share of FLC Capital Stock issued and held in the treasury of FLC or owned by any FLC Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

     (E) No fraction of a whole share of Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of FLC Capital Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date, and, in the case of FLC Series A Preferred Stock, further multiplied by 0.8.

     (F) Each outstanding share of FLC Capital Stock the holder of which has perfected his dissenters rights under the BCL and has not effectively withdrawn or lost such right as of the Effective Date shall not be converted into or represent a right to receive shares of Holding Company Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the BCL. FLC shall give Patriot prompt notice upon receipt by FLC of any such written demands for payment of the fair value of such shares of FLC Common Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the BCL (any shareholder duly making such demand being hereinafter called a "FLC Dissenting Shareholder"). If any FLC Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of FLC Capital Stock shall be converted into the right to receive Holding Company Common Stock in accordance with Section 1.02(e)(ii) of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Holding Company, as the continu ing corporation after the Consolidation.

     (f) Stock Options.

         (i) On the Effective Date, each FLC Option and each Patriot Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of FLC Common Stock or Patriot Common Stock, as the case may be, and shall be converted automatically into an option to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each FLC Option and Patriot Option, in accordance with the terms of the applicable FLC Stock Option Plan or Patriot Stock Option Plan, as the case may be, and the stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) the Holding Company and its Board of Directors or a duly authorized committee thereof shall be substituted for FLC, Patriot or their respective Boards of Directors or duly authorized committee thereof administering such FLC Stock Option Plan or Patriot Stock Option Plan, as the case may be, (ii) each FLC Option and Patriot Option assumed by the Holding Company may be exercised solely for shares of the Holding Company Common Stock,
(iii) the number of shares of Holding Company Common Stock subject to each Patriot Option shall be equal to the number of shares of Patriot Common Stock subject to such Patriot Option immediately prior to the Effective Date multiplied by the Patriot Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Patriot Option shall be adjusted by dividing the per share exercise price under each such Patriot Option by the Patriot Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent, (v) the number of shares of Holding Company Common Stock subject to each FLC Option shall be equal to the number of shares of FLC Common Stock subject to such FLC Option immediately prior to the Effective Date multiplied by the Applicable FLC Common and Senior Preferred Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (vi) the per share exercise price under each such FLC Option shall be adjusted by dividing the per share exercise price under each such FLC Option by the FLC Common and Senior Preferred Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses
(iii), (iv), (v) and (vi) of the preceding sentence, each Patriot Option or FLC Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Patriot and FLC agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

         (ii) As soon as practicable after the Effective Date, the Holding Company shall deliver to each participant in each FLC Stock Option Plan and the Patriot Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such FLC Stock Option Plan or Patriot Stock Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 1.02(f)(i) hereof after giving effect to the Consolidation. Within 30 days after the Effective Date, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

     (g) Surrender and Exchange of FLC and Patriot Stock Certificates.

         (i) Exchange of Certificates. Each holder of shares of FLC Capital Stock or Patriot Common Stock who surrenders to the Holding Company (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Holding Company Common Stock into which such holder's shares of FLC Capital Stock or Patriot Common Stock have been converted pursuant to the Consolidation, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(i)(D) or Section 1.02(e)(ii)(E) hereof, as the case may be.

         (ii) Rights Evidenced by Certificates. Each certificate for shares of Holding Company Common Stock issued in exchange for certificates for FLC Capital Stock or Patriot Common Stock pursuant to Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to Holding Company Common Stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of FLC Capital Stock or Patriot Common Stock, from and after the Effective Date, will evidence solely the right to receive certificates for shares of Holding Company Common Stock pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(i)(D) or Section 1.02(e)(ii)(E), as the case may be. If certificates for shares of FLC Capital Stock or Patriot Common Stock are exchanged for Holding Company Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Holding Company Common Stock, the Holding Company will pay cash in an amount equal to dividends theretofore payable on such Holding Company Common Stock and pay or deliver any other distribution to which holders of shares of Holding Company Common Stock have theretofore become entitled. Upon surrender of certificates for shares of FLC Capital Stock or Patriot Common Stock in exchange for certificates for Holding Company Common Stock, the Holding Company also shall pay any dividends to which such holder of FLC Capital Stock, in the case of a holder of Patriot Common Stock, may be entitled as a result of the declaration of a dividend on the FLC Capital Stock or Patriot Common Stock by FLC or Patriot in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of FLC Capital Stock or Patriot Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of FLC Capital Stock or any holder of Patriot Common Stock, for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of FLC Capital Stock or Patriot Common Stock are surrendered by a Patriot or FLC shareholder to the Holding Company for exchange, the Holding Company shall have the right to withhold dividends or any other distributions on the shares of Holding Company Common Stock issuable to such shareholder.

         (iii) Exchange Procedures. Each certificate for shares of FLC Capital Stock or Patriot Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Holding Company Common Stock for which certificates will be issued pursuant to this
Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Holding Company Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Holding Company Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of FLC Capital Stock or Patriot Common Stock which are surrendered. As promptly as practicable after the Effective Date, the Holding Company shall send or cause to be sent to each shareholder of record of FLC Capital Stock or Patriot Common Stock transmittal materials for use in exchanging certificates representing FLC Capital Stock for certificates representing Holding Company Common Stock into which the FLC Capital Stock or Patriot Common Stock have been converted in the Consolidation. Certificates representing shares of Holding Company Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of FLC and Patriot as soon as reasonably possible but in no event later than twenty (20) business days following the receipt of certificates representing former shares of FLC Capital Stock or Patriot Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

         (iv) Closing of Stock Transfer Books; Cancellation of FLC and Patriot Certificates. Upon the Effective Date, the stock transfer books for FLC Capital Stock and Patriot Common Stock will be closed and no further transfers of shares of FLC Capital Stock or Patriot Common Stock will thereafter be made or recognized. All certificates for shares of FLC Capital Stock and Patriot Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by the Holding Company.

     (h) Anti-Dilution Provisions. If, FLC or Patriot has, at any time after the date hereof and before the Effective Date, (A) issued a dividend in shares of FLC

Common Stock or Patriot Common Stock, (B) combined the outstanding shares of FLC Common Stock or Patriot Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of FLC Common Stock or Patriot Common Stock, or (D) reclassified the shares of FLC Common Stock or Patriot Common Stock, then the number of shares of Holding Company Common Stock to be delivered to FLC or Patriot shareholders who are entitled to receive shares of Holding Company Common Stock in exchange for shares of FLC Capital Stock or Patriot Common Stock shall be adjusted so that each FLC or Patriot shareholder shall be entitled to receive such number of shares of Holding Company Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if Patriot or FLC shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date and the conditions set forth above are satisfied, the Patriot Exchange Ratio or the FLC Exchange Ratio, as the case may be, shall be adjusted downward by 7%).

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF FLC
                      -------------------------------------

                  FLC hereby represents and warrants to Patriot that, except as specifically set forth in the FLC Disclosure Schedule delivered to Patriot by FLC on the date hereof:

     Section 2.01 Organization.

         (a) FLC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FLC is a bank holding company duly registered under the BHCA. FLC has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. FLC is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on FLC.

         (b) First Lehigh Bank is a state bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. First Lehigh Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither First Lehigh Bank nor any other FLC Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on FLC.

         (c) There are no FLC Subsidiaries other than First Lehigh Bank and those identified in the FLC Disclosure Schedule.

         (d) The deposits of First Lehigh Bank are insured by the FDIC to the extent provided in the FDIA.

         (e) The respective minute books of FLC and First Lehigh Bank and each other FLC Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

         (f) Prior to the date of this Agreement, FLC has delivered to Patriot true and correct copies of the articles of incorporation and bylaws of FLC and the articles of incorporation and bylaws of First Lehigh Bank as in effect on the date hereof.

     Section 2.02 Capitalization.

         (a) The authorized capital stock of FLC consists of (a) 10,000,000 shares of common stock, $0.01 par value ("FLC Common Stock"), of which 2,056,140 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, (b) 1,500,000 shares of senior preferred stock, $.01 par value ("FLC Senior Preferred Stock"), of which 894,223 shares are issued or outstanding and (c) 1,000,000 shares of series A preferred stock, $.01 par value ("FLC Series A Preferred Stock"), of which 682,000 shares are issued and outstanding. Neither FLC nor First Lehigh Bank nor any other FLC Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FLC Capital Stock or any other security of FLC or any securities representing the right to vote, purchase or otherwise receive any shares of FLC Capital Stock, or any other security of FLC, other than (i) shares issuable under the Patriot Option, (ii) 60,000 shares of FLC Common Stock issuable under the FLC Stock Option Plans upon the exercise of presently outstanding options, (iii) with respect to the FLC Senior Preferred Stock, the right to receive cumulative dividends at the annual rate of $.25 per share and (iv) with respect to the FLC Series A Preferred Stock the right to receive cumulative dividends at the annual rate of $.3255 per share and the right to receive cumulative dividends in arrears of $832,467 as of June 30, 1998, all as set forth in detail in the FLC Disclosure Schedule.

         (b) The authorized capital stock of First Lehigh Bank consists of 10,500 shares of common stock, par value $20 per share ("First Lehigh Bank Common Stock"), of which 10,500 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by FLC. Neither FLC nor any FLC Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any FLC Subsidiary or any other security of any FLC Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any FLC Subsidiary. Except as set forth in the FLC Disclosure Schedule, either FLC or First Lehigh Bank owns all of the outstanding shares of capital stock of each FLC Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

         (c) Except as set forth in the FLC Disclosure Schedule, neither (i) FLC, (ii) First Lehigh Bank nor (iii) any other FLC Subsidiary, owns any equity interest, directly or indirectly, other than treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of FLC and FLC

Subsidiaries, equity interests held by FLC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of FLC Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by FLC or First Lehigh Bank with respect to any other company's capital stock or the equity of any other person.

         (d) To the best of FLC's knowledge, except as disclosed in FLC's Annual Report on Form 10-KSB for the year ended December 31, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of any class of FLC Capital Stock.

     Section 2.03  Authority; No Violation.

         (a) FLC has full corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. First Lehigh Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by FLC and the completion by FLC of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FLC and, except for approval by the share holders of FLC as required under the BCL, FLC's articles of incorporation and bylaws, no other corporate proceedings on the part of FLC are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FLC and, subject to approval of the shareholders of FLC as required under the BCL, FLC's articles of incorporation and bylaws and receipt of the required approvals from Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of FLC, enforceable against FLC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by First Lehigh Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of First Lehigh Bank, enforceable against First Lehigh Bank in accordance with its terms, subject to required approvals of Regulatory Authorities, and subject to applicable conservatorship or receiver ship provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by FLC, (B) the execution and delivery of the Bank Plan of Merger by First Lehigh Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 3.04 hereof and FLC's and Patriot's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and
(D) compliance by FLC or First Lehigh Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of FLC or any FLC Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FLC or any FLC Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the FLC Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FLC or any FLC Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which FLC or any FLC Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FLC.

     Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of FLC under the BCL, FLC's articles of incorporation and bylaws, and the approval of the Bank Plan of Merger by FLC as sole shareholder of First Lehigh Bank under the Pennsylvania Banking Code of 1965, as amended, and by the First Lehigh Bank Board of Directors, and except as disclosed in the FLC Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by FLC or the Bank Plan of Merger by First Lehigh Bank, and (b) the completion by FLC of the transactions contemplated hereby or by First Lehigh Bank of the Bank Merger. As of the date hereof, FLC has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact FLC's or First Lehigh Bank's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 2.05 Financial Statements.

         (a) FLC has previously delivered, or will deliver, to Patriot the FLC Regulatory Reports. The FLC Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of FLC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) FLC has previously delivered to Patriot the FLC Financials. The FLC Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of FLC as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein and in the FLC Disclosure Schedule.

         (c) At the date of each balance sheet included in the FLC Financials or the FLC Regulatory Reports, neither FLC nor First Lehigh Bank (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FLC Financials or FLC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate to FLC and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     Section 2.06 Taxes.

         (a) FLC and the FLC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). FLC has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to FLC and all FLC Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from FLC and any FLC Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

         (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to FLC or any FLC Subsidiary.

     Section 2.07 No Material Adverse Effect. FLC has not suffered any Material Adverse Effect since March 31, 1998.

     Section 2.08  Contracts.

         (a) Except as described in FLC's Annual Reports on Form 10-KSB for the years ended December 31, 1995, 1996 and 1997, previously delivered to Patriot, in the footnotes to the audited consolidated financial statements of FLC as of December 31, 1997, and for the three years ended December 31, 1997, or in the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of FLC or any FLC Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of FLC or any FLC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of FLC or any FLC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any FLC Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FLC or any FLC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Patriot or any Patriot Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any FLC Subsidiary to engage in any type of banking or bank-related business permissible under law.

         (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) or described in the FLC Annual Report on Form 10-KSB for the year ended December 31, 1997 or in a footnote to the FLC Financials, have been provided to Patriot on or before the date hereof, are listed on the FLC Disclosure Schedule and are in full force and effect on the date hereof and neither FLC nor any FLC Subsidiary (nor, to the knowledge of FLC, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach or default has resulted in or will result in a Material Adverse Effect with respect to FLC. Except as set forth in the FLC Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the FLC Disclosure Schedule, none of the employees (including officers) of FLC or any FLC Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the FLC Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which FLC or any FLC Subsidiary is a party or under which FLC or any FLC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the FLC Disclosure Schedule, no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FLC or any FLC Subsidiary absent the occurrence of a subsequent event; (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires FLC or any FLC Subsidiary to provide a benefit in the form of FLC Common Stock or determined by reference to the value of FLC Common Stock.

     Section 2.09  Ownership of Property; Insurance Coverage.

         (a) FLC and the FLC Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by FLC or any FLC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the FLC Regulatory Reports and in the FLC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure repurchase agreements and liabilities for borrowed money from a Federal Home Loan Bank, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith,
(iii) items permitted under Article IV, and (iv) the items disclosed in the FLC Disclosure Schedule. FLC and the FLC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by FLC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in the FLC Disclosure Schedule, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the FLC Financials.

         (b) With respect to all agreements pursuant to which FLC or any FLC Subsidiary has purchased securities subject to an agreement to resell, if any, FLC or such FLC Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) FLC and the FLC Subsidiaries currently maintain insurance considered by FLC to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither FLC nor any FLC Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth on the FLC Disclosure Schedule, there are presently no material claims pending under such policies of insurance and no notices have been given by FLC or First Lehigh Bank under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last ten years FLC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     Section 2.10 Legal Proceedings. Except as set forth in the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary is a party to any, and there are no pending or, to the best of FLC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against FLC or any FLC Subsidiary, (ii) to which FLC or any FLC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of FLC to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses
(i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on FLC.

     Section 2.11  Compliance With Applicable Law.

         (a) Except as set forth in the FLC Disclosure Schedule, FLC and FLC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local govern mental authority relating to them, other than where such failure to hold or such noncompli ance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on FLC.

         (b) Except as set forth on the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary has received any notification or communication from any Regula tory Authority (i) asserting that FLC or any FLC Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FLC or any FLC Subsidiary; (iii) requiring or threatening to require FLC or any FLC Subsidiary, or indicating that FLC or any FLC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of FLC or any FLC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FLC or any FLC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither FLC nor any FLC Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed in the FLC Financials or in the FLC Disclosure Schedule.

     Section 2.12 ERISA. FLC has previously delivered to Patriot true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the FLC Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of FLC or any FLC Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither FLC, any FLC Subsidiary nor any pension plan maintained by FLC or any FLC Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to FLC, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither FLC nor any FLC Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by FLC or any FLC Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to FLC. FLC and the FLC Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. Neither FLC nor any FLC Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

     Section 2.13 Brokers, Finders and Financial Advisors. Except for FLC's engagement of McGuire Performance Solutions LLC and Danielson Associates Inc. in connection with the transactions contemplated by this Agreement, neither FLC nor any FLC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the FLC Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, which has not been reflected in the FLC Financials. The FLC Disclosure Schedule shall contain as an exhibit the engagement letter between FLC and Danielson Associates Inc.

     Section 2.14 Environmental Matters. Except as set forth in the FLC Disclosure Schedule, to the knowledge of FLC, neither FLC nor any FLC Subsidiary, nor any properties owned or occupied by FLC or any FLC Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to FLC. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of FLC, threatened, relating to the liability of any property owned or occupied by FLC or any FLC Subsidiary under any Environmental Law.

     Section 2.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the FLC Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the FLC Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

     Section 2.16 Information to be Supplied. The information to be supplied by FLC and First Lehigh Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Patriot and FLC and up to and including the date(s) of the meetings of shareholders of Patriot and FLC to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by FLC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

     Section 2.17 Securities Documents. FLC has delivered to Patriot copies of its (i) annual reports on SEC Form 10-KSB for the years ended December 31, 1997, 1996 and 1995 and (ii) a quarterly report on SEC Form 10-Q for the quarter ended March 31, 1998. Such reports complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

     Section 2.18 Related Party Transactions. Except as disclosed (i) in the FLC Disclosure Schedule (which shall include disclosure of all transactions between FLC or First Lehigh Bank, on the one hand, and James L. Leuthe and any Affiliate of Mr. Leuthe, on the other hand), (ii) the FLC Annual Report on Form 10-KSB for the year ended December 31, 1997, or (iii) in the footnotes to the FLC Financials, FLC is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of FLC (except an FLC Subsidiary); and all such transactions
(a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the FLC Disclosure Schedule, no loan or credit accommodation to any Affiliate of FLC is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither FLC nor First Lehigh Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by First Lehigh Bank is inappropriate.

     Section 2.19 Loans. Each loan reflected as an asset in the FLC Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on FLC.

     Section 2.20 Fairness Opinion. FLC has received a written opinion from Danielson Associates Inc. to the effect that, as of the date hereof, the consideration to be received by shareholders of FLC pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

     Section 2.21 Quality of Representations. The representations made by FLC in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PATRIOT
                    -----------------------------------------
     Patriot hereby represents and warrants to FLC that, except as set forth in the Patriot Disclosure Schedule delivered by Patriot to FLC on or prior to the date hereof:

     Section 3.01 Organization.

         (a) Patriot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Patriot is a bank holding company duly registered under the BHCA. Patriot has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Patriot Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Patriot nor any Patriot Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania or the State of Delaware, except where the failure to be so qualified would not have a Material Adverse Effect on Patriot.

         (b) Patriot Bank is a state-chartered bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Patriot Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

         (c) The deposits of Patriot Bank are insured by the FDIC to the extent provided in the FDIA.

     Section 3.02  Capitalization.

         (a) The authorized capital stock of Patriot consists of 12,000,000 shares of capital stock divided into (a) 10,000,000 shares of common stock, $.01 par value

("Patriot Common Stock"), of which, at the date of this Agreement, 1,579,944 shares were issued and held by Patriot as treasury stock and 5,448,687 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and (b) 2,000,000 shares of preferred $.01 par value, of which, at the date of this Agreement, none were issued and outstanding. Neither Patriot nor Patriot Bank nor any other Patriot Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Patriot Common Stock or any other security of Patriot or any securities representing the right to vote, purchase or otherwise receive any shares of Patriot Common Stock or any other security of Patriot, other than (i) options to acquire 652,841 shares of Patriot Common Stock under Patriot Stock Option Plan and (ii) the employee stock purchase plan.

         (b) The authorized capital stock of Patriot Bank consists of 10,000,000 shares of common stock, par value $1.00 per share ("Patriot Bank Common Stock"), of which 1,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by Patriot, and 2,000,000 shares of preferred stock, none of which is outstanding. Either Patriot or Patriot Bank owns all of the outstanding shares of capital stock of each Patriot Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

         (c) To the best of Patriot's knowledge, except as disclosed in Patriot's proxy statement dated March 20, 1998, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Patriot Common Stock.

     Section 3.03  Authority; No Violation.

         (a) Patriot has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Patriot Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agree ment by Patriot and the completion by Patriot of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Patriot and, except for approval of the shareholders of Patriot as required by the DGCL, Patriot's articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of Patriot are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Patriot and, subject to approval by the shareholders of Patriot and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Patriot, enforceable against Patriot in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Patriot Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Patriot Bank, enforceable against Patriot Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by Patriot, (B) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 3.04 hereof and FLC's and Patriot's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and
(C) compliance by Patriot with any of the terms or provisions hereof, will not
(i) conflict with or result in a breach of any provision of the certificate of incorporation or other organizational document or bylaws of Patriot or any Patriot Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Patriot or any Patriot Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Patriot or any Patriot Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Patriot or any Patriot Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Patriot.

     Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the FRB, the FDIC, the PDB, the DOJ, the SEC, the PDS, the NASD and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Patriot, and except as disclosed in the Patriot Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Patriot, and (b) the completion by Patriot of the transactions contemplated hereby. As of the date hereof, Patriot has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Patriot's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05 Financial Statements.

         (a) Patriot has made the Patriot Regulatory Reports available to FLC for inspection. The Patriot Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations, and changes in shareholders' equity of Patriot as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) Patriot has previously delivered, or will deliver, to FLC the Patriot Financials. The Patriot Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Patriot as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

         (c) At the date of each balance sheet included in the Patriot Financials or Patriot Regulatory Reports, neither Patriot nor Patriot Bank (as the case may be) had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Patriot Financials or Patriot Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate to Patriot and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

     Section 3.06  Taxes.

         (a) Patriot and the Patriot Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Patriot has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Patriot and all Patriot Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Patriot and any Patriot Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

         (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Patriot or any Patriot Subsidiary.

     Section 3.07 No Material Adverse Effect. Patriot has not suffered any Material Adverse Effect since March 31, 1998.

     Section 3.08 Legal Proceedings. Except as set forth in the Patriot Disclosure Schedule, neither Patriot nor any Patriot Subsidiary is a party to any, and there are no pending or, to the best of Patriot's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Patriot or any Patriot Subsidiary, (ii) to which Patriot's or any Patriot Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Patriot to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Patriot.

     Section 3.09 Compliance With Applicable Law.

         (a) Patriot and the Patriot Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Patriot.

         (b) Neither Patriot nor any Patriot Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Patriot or any Patriot Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Patriot or any Patriot Subsidiary; (iii) requiring or threatening to require Patriot or any Patriot Subsidiary, or indicating that Patriot or any Patriot Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Patriot or any Patriot Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Patriot or any Patriot Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Patriot nor any Patriot Subsidiary has consented to or entered into any Regulatory Agreement.

     Section 3.10 Information to be Supplied. The information to be supplied by Patriot for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Patriot and FLC and up to and including the date(s) of the meetings of shareholders of Patriot and FLC to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Patriot for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

     Section 3.11 ERISA. Patriot has previously delivered or made available to FLC true and complete copies of the employee pension benefit plans which it currently maintains within the meaning of ERISA Section 3(2), including profit sharing plans, stock purchase plans, deferred compensation and severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including, if applicable, vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Patriot Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Patriot or any Patriot Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC
Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. To the best of Patriot's knowledge, neither Patriot, any Patriot Subsidiary, nor any pension plan maintained by Patriot or any Patriot Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Patriot, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the fair market value of the assets under such plan exceeds the present value of the accrued benefits liability as of the end of the most recent plan year with respect to such plan calculated on the basis of the actual assumptions used in the most recent actuarial valuation for such plan. Neither Patriot nor any Patriot Subsidiary has incurred or is subject to any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multi-employer plan. To the best of Patriot's knowledge, all "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the best of Patriot's knowledge, no prohibited transaction (which shall mean any transaction prohibited by ERISA
Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Patriot or any Patriot Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Patriot. Patriot and the Patriot Subsidiaries comply with the continuation coverage rules applicable to its group health plan(s) for covered employees and "qualified beneficiaries" of covered employees (as defined in IRC Section 4980B(g)), in accordance with the provisions of IRC
Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. Neither Patriot nor any Patriot Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

     Section 3.12 Brokers, Finders and Financial Advisors. Except for Patriot's engagement of Janney Montgomery Scott Inc. ("JMS") in connection with the transactions contemplated by this Agreement, neither Patriot nor any Patriot Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the Patriot Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, which has not been reflected in the Patriot Financials.

     Section 3.13 Securities Documents. Patriot has delivered to FLC copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1997 and 1996, (ii) quarterly reports on SEC Form 10-Q for the quarter ended March 31, 1998, and (iii) proxy materials used in connection with its annual meetings of shareholders held in 1998, 1997 and 1996. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

     Section 3.14 Fairness Opinion. Patriot has received a written opinion from JMS to the effect that, as of the date hereof, the consideration to be received by shareholders of Patriot pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

     Section 3.15 Quality of Representations. The representations made by Patriot in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES
                            ------------------------
     Section 4.01 Conduct of FLC's Business.

         (a) From the date of this Agreement to the Closing Date, FLC and its Subsidiaries will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Patriot. FLC will use its best efforts, and will cause each of the Subsidiaries to use its best efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Patriot in writing or as permitted or required by this Agreement, FLC will, or will not permit any Subsidiary to:

          (i) amend or change any provision of its articles of incorporation or bylaws;

          (ii) change the number of authorized or issued shares of its capital stock or issue any shares or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) FLC may issue up to an aggregate of 60,000 shares of FLC Common Stock upon the valid exercise of presently outstanding FLC

     Options, (B) FLC may pay required dividends on the FLC Senior Preferred Stock and the FLC Series A Preferred Stock, (C) FLC may pay the cumulative dividends in arrears on the FLC Series A Preferred Stock, (D) FLC may issue shares of FLC Common Stock pursuant to the Patriot Lock-Up Option, and (E) FLC may issue shares of FLC Common Stock upon the conversion of any outstanding shares of FLC Senior Preferred Stock or FLC Series A Preferred Stock;

          (iii) grant any severance or termination pay to, or, enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director;

          (iv) merge or consolidate any Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

          (v) sell or otherwise dispose of the capital stock or sell or otherwise dispose of any of its assets or the assets of any Subsidiary other than in the ordinary course of business consistent with past practice; subject any of its assets to a lien, pledge, security interest or other encumbrance (other than in connection with government deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in Federal Home Loan Bank advances and "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

          (vi) take any action which would result in any of its representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof except as otherwise contemplated or permitted by this Agreement, or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

          (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority;

          (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which it or any Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

          (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or, except as required by law and except as set forth in
     Section 4.10, materially amend any existing plan or arrangement;

          (x) purchase any security for its investment portfolio;

          (xi) amend or otherwise modify the underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business;

          (xii) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

          (xiii) change deposit or loan rates;

          (xiv) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

          (xv) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

          (xvi) take any action that would preclude the Consolidation from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

          (xvii) agree to do any of the foregoing.

     For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for FLC to do any of the following: (i) make any capital expenditure without the prior written consent of Patriot other than payments under a contract to purchase furniture at the Walnutport branch in the amount of $11,000 and a contract to purchase an ATM machine in the amount of $23,900; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $10,000, other than pledges of assets to secure Federal Home Loan Bank advances or government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, involving a loan or payment of more than $10,000, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 4.02 Access; Confidentiality.

         (a) From the date of this Agreement through the Closing Date, FLC or Patriot, as the case may be, shall afford to, and shall cause each FLC Subsidiary or Patriot Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of FLC and Patriot will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

         (b) FLC and Patriot each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) All information furnished to Patriot by FLC or by FLC to Patriot previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence.

         (d) A representative of Patriot shall be invited to attend all meetings of the FLC Board of Directors and any committee thereof and all management committee meetings, including without limitation, loan, asset/liability and investment committee meetings (or the functional equivalent).

     Section 4.03  Regulatory Matters and Consents.

         (a) FLC and Patriot shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be filed with the SEC by Patriot and FLC on behalf of the Holding Company. The Registration Statement shall conform to all applicable legal requirements. Patriot shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and FLC and Patriot shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Patriot will advise FLC, promptly after Patriot receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Patriot shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Patriot will provide FLC with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as FLC may reasonably request.

         (b) Patriot and FLC will prepare all Applications to Regulatory Authorities and make all filings for, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

         (c) Each party will furnish the other with all information concerning itself and its Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

         (d) Patriot and FLC shall have the right to review in advance, and each will consult with the other on, all information which appears in any filing made with or written materials submitted to the SEC, any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

         (e) Each party will promptly furnish the other with copies of all Applications and other written communications to, or received from, any Regulatory Authority in respect of the transactions contemplated hereby.

     Section 4.04 Taking of Necessary Action. Patriot and FLC shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary or desirable on its part so as to permit completion of the Consolidation as soon as practicable after the date hereof, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither party or its Subsidiaries shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of the other party, and
(B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Consolidation pursuant to this Agreement; provided that nothing herein contained shall preclude Patriot from exercising its rights under this Agreement or the Patriot Lock-Up Option.

     Section 4.05 Indemnification; Insurance.

         (a) Indemnification. Except as specified in the Standstill Agreement, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of either party or any of their respective Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of either party, any of their respective Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the BCL and the Articles of Incorporation and Bylaws of such party. On or after the Effective Date, the Holding Company shall indemnify, defend and hold harmless all prior and then-existing directors and officers of FLC, Patriot or their respective Subsidiaries, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the prior approval of the Holding Company) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FLC, Patriot or their respective Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by FLC, Patriot or their respective Subsidiaries, as the case may be, as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee may not be indemnified by the Holding Company if such indemnification is prohibited by applicable law.

         (b) Insurance. The Holding Company shall maintain a directors' and officers' liability insurance policy providing coverage amounts not less than the greater of coverage amounts provided under the FLC or Patriot directors and officers' liability insurance policy and on terms generally no less favorable, including Patriot's existing policy if it meets the foregoing standard. Such policy shall cover persons who are currently covered by the FLC and Patriot insurance policies for a period of six years after the Effective Date, except that the Holding Company shall have no obligation to provide insurance coverage for Mr. Leuthe with respect to any matter described in Section 7(a)(i) of the Standstill Agreement.

         (c) Assumption. In the event that the Holding Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or consolidation or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.05.

     Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, FLC shall and shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below),
(ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than the other party to this Agreement or an affiliate of such party) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any other party with respect to an Acquisition Transaction. FLC will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Patriot hereto with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in this sentence of the obligations undertaken in this Section 4.06. FLC will notify Patriot orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received or any such negotiations or discussions are sought to be initiated or continued. As used in this Agreement, "Acquisition Transaction" shall mean one of the following transactions with a party other than Patriot hereto (i) a merger or consolidation, or any similar transaction, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of FLC or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of FLC's equity securities.

     Section 4.07 Duty to Advise; Duty to Update Disclosure Schedule. FLC shall promptly advise Patriot of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. FLC shall update its Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve FLC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 5.01(c).

     Section 4.08 Current Information.

         (a) Ongoing Communications. During the period from the date of this Agreement to the Effective Date, FLC shall, cause one or more of its designated representatives to confer on a weekly or more frequent basis with representatives of Patriot regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31) FLC and Patriot will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ended December 31, FLC and Patriot will deliver to the other party its Annual Report on Form 10-K. In addition, within fifteen (15) days after the end of each month that is not a quarter end, FLC shall deliver to Patriot an interim consolidated balance sheet as of such month end and an income statement for the month and year-to-date then ended.

         (b) Board Minutes. FLC shall provide to Patriot a copy of the minutes of any meeting of the Board of Directors of FLC or any Subsidiary, or any committee thereof, or any senior management committee, but in any event within 10 days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within 10 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

          Section 4.09 Undertakings by FLC. From and after the date of this Agreement, FLC shall:

         (a) Phase I Environmental Audit. Permit Patriot, if Patriot elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by FLC or any of its Subsidiaries on the date hereof;

         (b) Timely Review. If requested by Patriot and at Patriot's expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 71, and to issue its report on such financial statements as soon as is practicable thereafter;

         (c) Outside Service Bureau Contracts. If requested to do so by Patriot, use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services or any Subsidiary, on terms and conditions mutually acceptable to each party;

         (d) List of Nonperforming Assets. Provide Patriot, within fifteen (15) days after the monthly meeting of its Loan Review Committee, a written list of nonperforming assets, classified assets and problem loans as of the end of such month; and

         (e) Shareholders Meetings. Take all action necessary to properly call and convene a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of FLC and the Board of Directors of Patriot will recommend that the shareholders of FLC and Patriot, respectively, approve this Agreement and the transactions contemplated hereby. If required by Patriot, FLC, shall retain a proxy solicitor in connection with the solicitation of the approval of its shareholders of this Agreement and the transactions contemplated hereby.

         (f) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form, substance and timing of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation, communications to shareholders and internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law;

         (g) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

         (h) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

         (i) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; and

         (j) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

     Section 4.10 Employee Benefits. On and after the Effective Date, the fringe benefits (including miscellaneous benefits) welfare benefit plans and pension benefit (retirement) plans of Patriot shall become the fringe benefits, welfare benefit plans and pension benefit (retirement) plans of the Holding Company. After Closing, the Holding Company will initially maintain the FLC employee benefit plans and will study whether to freeze, terminate, merge or otherwise consolidate such FLC plans with the Holding Company employee benefit plans.

     Section 4.11 Nasdaq Listing. Patriot shall use all reasonable efforts to cause the shares of the Holding Company Common Stock to be issued in connection with the Consolidation to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Date.

     Section 4.12 Affiliate Letters. FLC shall use its best efforts to cause each person who may be deemed to be an Affiliate of FLC, to execute and deliver to Patriot as soon as practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of FLC and Patriot to be called pursuant to Section 4.09(f) hereof, a written agreement in the form of
Exhibit 1.

     Section 4.13 Severance Pay. After the Effective Date, employees of FLC or any of their respective Subsidiaries who are involuntarily terminated, shall receive the severance pay specified in Patriot's severance plan.

     Section 4.14 Disposition of FLC Equity Portfolio. Within thirty (30) days of the date of this Agreement and subject to the exercise by the FLC Board of Directors of their fiduciary duty, FLC and Patriot shall jointly develop a plan to sell all of FLC's equity portfolio other than Patriot Common Stock in an orderly fashion provided, however, that FLC shall consult with the Chief Financial Officer of Patriot prior to the execution of each sale and with respect to the reinvestment of the proceeds of such sales.

     Section 4.15 Sale of FLC Headquarters. Within thirty (30) days of the date of this Agreement, FLC shall list for sale with a broker acceptable to Patriot the property owned by FLC and located at 1620 Pond Road, Allentown, Pennsylvania.

     Section 4.16 Conduct of Patriot. From the date hereof to the Closing Date, except as otherwise consented to or approved by FLC in writing or as permitted or required by this Agreement, Patriot will not take any action that would preclude the Consolidation from qualifying as a reorganization within the meaning of Section 368 of the IRC.

     Section 4.17 Closing Date. The parties desire the Closing Date to be on or before November 1, 1998, and shall observe their covenants in Sections 4.03 and
4.04 and elsewhere in this Agreement in an attempt to achieve such date. If such date is not practicably attainable, the parties acknowledge that the Closing Date may not be able to occur until after January 4, 1999, due to the inability of certain third party processors to accommodate (during the period November 1, 1998 through December 31, 1998) the systems conversions of Patriot Bank and First Lehigh Bank that are to occur concurrently with the Closing Date.

                                    ARTICLE V
                                   CONDITIONS
                                   ----------
     Section 5.01 Mutual Conditions to the Obligations of FLC and Patriot under this Agreement. The obligations of FLC and Patriot hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by both parties pursuant to Section 7.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, each party to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken and each party shall have received certified copies of the resolutions of the other party evidencing such authorizations;

         (b) Covenants. The obligations and covenants of each party required by this Agreement to be performed by each party at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. The representations and warranties of each party set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

         (d) Approvals of Regulatory Authorities. The parties shall have received all required approvals of Regulatory Authorities of the Consolidation, without the imposition of any term or condition that would have a Material Adverse Effect on the Holding Company upon completion of the Consolidation and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) Officer's Certificate. Each party shall have delivered to the other party a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

         (g) Opinions of Counsel. FLC shall have received an opinion of Stevens & Lee, counsel to Patriot, dated the Closing Date, in form and substance reasonably satisfactory to FLC and its counsel to the effect set forth on
Exhibit 6 attached hereto and Patriot shall have received an opinion of counsel of Duane, Morris & Heckscher LLP, counsel to FLC, dated the Closing Date, in form and substance reasonably satisfactory to Patriot and its counsel to the effect set forth in Exhibit 7 attached hereto;

         (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

         (i) Tax Opinion. Each party shall have received an opinion of Stevens & Lee substantially to the effect set forth on Exhibit 8 attached hereto;

         (j) Approval of Shareholders. This Agreement shall have been approved by the shareholders of FLC and Patriot by such vote as is required under BCL, the DGCL, their respective articles or certificates of incorporation and bylaws or under Nasdaq requirements applicable to it;

         (k) Nasdaq Listing. The Holding Company Common Stock shall be approved for quotation on the Nasdaq National Market System;

         (l) Dividends on FLC Preferred Stock. The accrued but unpaid dividends in arrears on the FLC Series A Preferred Stock shall be paid on or before the Closing Date;

         (m) Other. Each party shall have furnished the other party with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this Section 5.01 as each party may reasonably request.

     Section 5.02 Additional Conditions to the Obligations of Patriot. The obligation of Patriot hereunder shall be subject to satisfaction at or prior to the Closing of each of the following conditions unless waived by Patriot pursuant to Section 7.03.

         (a) Conversion Rights. No adjustment shall have occurred with respect to the conversion rights of any holder of FLC Senior Preferred Stock or FLC Series A Preferred Stock.

         (b) Termination of Regulatory Agreements. On or prior to the Closing Date each Regulatory Agreement to which FLC or First Lehigh Bank is a party shall have been terminated by the applicable Regulatory Authority.

         (c) FDIC Consent to Standstill Agreement. The FDIC, pursuant to the provisions of the FDIC order dated June 26, 1998 with respect to Mr. Leuthe, shall have consented in writing to the terms and conditions of the Standstill Agreement.

         (d) Funding of Escrow. Mr. Leuthe shall have executed the escrow agreement and funded the escrow required by Section 7 of the Standstill Agreement.

         (e) Compliance with Standstill Agreement. Mr. Leuthe shall have complied with all provisions of the Standstill Agreement required to be complied with prior to or concurrently with the completion of the Consolidation, including without limitation, the execution of a proxy in favor of the Board of Directors of the Holding Company.

         (f) Repayment of Indebtedness. Mr. Leuthe shall have repaid in full all outstanding indebtedness of Mr. Leuthe to First Lehigh Bank.

                                   ARTICLE VI
                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------
     Section 6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

         (a) By the mutual written consent of the parties hereto;

         (b) By Patriot or FLC:

          (i) if the Closing Date shall not have occurred on or before March 31, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

          (ii) if either party has received a final unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, or will not be granted absent the imposition of terms and conditions which would not permit satisfaction of the condition set forth at Section 5.01(d) hereof, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

         (c) By FLC, if the Patriot Market Value is less than $12.26;

         (d) at any time on or prior to the Effective Date, by FLC in writing if Patriot has, or by Patriot in writing if FLC has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach by Patriot would have a Material Adverse Effect on Patriot or in the case of a breach by FLC would have a Material Adverse Effect on FLC, in any case, if such breach has not been substantially cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date unless on such date such breach no longer causes a Material Adverse Effect;

         (e) by either the Board of Directors of Patriot or the Board of Directors of FLC if their shareholders shall have not approved this Agreement by the requisite vote; provided, however, that no termination right shall exist hereunder if prior to such shareholder vote the Board of Directors of the party whose shareholders failed to approve this Agreement shall have otherwise withdrawn, modified or changed in a manner adverse to the other party its approval or recommendation of this Agreement and the transactions contemplated thereby.

     Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(c) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Patriot or FLC to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement, any fraudulent breach of a representation or warranty, in this Agreement and any obligation or liability arising under the Patriot Option. Nothing contained in this Section 6.02 shall be deemed to prohibit Patriot or FLC from maintaining an action against a third party for tortious interference or otherwise.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------
     Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.


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


     Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(f) and (g), and 4.05, hereof, which will survive the Consolidation, shall terminate on the Closing Date.

     Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of FLC or Patriot have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of FLC Common Stock or Patriot Common Stock upon consummation of the Consolidation, change any terms of the articles of Holding Company or otherwise materially adversely affect the shareholders of FLC or Patriot without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

     Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:


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


          (a) If to Patriot, to:

              Patriot Bank Corp.
              High and Hanover Streets
              Pottstown, Pennsylvania  19464

              Attention:  Joseph W. Major,
                                 President and Chief Executive
                                 Officer

              Telecopy No.:  (610) 323-0914

              with a copy to:

              Stevens & Lee
              One Glenhardie Corporate Center
              1275 Drummers Lane
              P.O. Box 236
              Wayne, Pennsylvania  19087-0236

              Attention:  Jeffrey P. Waldron, Esquire

              Telecopy No.:  (610) 687-1384

          (b) If to FLC, to:

              First Lehigh Corporation
              1620 Pond Road
              Allentown, Pennsylvania  18104

              Attention:  Wilbur R. Roat,
                                 Director

              Telecopy No.:  (610) 398-6693

              with copies to:

              Duane, Morris & Heckscher LLP
              4200 One Liberty Place
              Philadelphia, Pennsylvania  19103-7396

              Attention:  Kathleen M. Shay, Esquire

              Telecopy No.:  (215) 970-1020


     Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.


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


     Section 7.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 7.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                               PATRIOT BANK CORP.

                               By________________________________
                                 Joseph W. Major,
                                 President and
                                 Chief Executive Officer


                               FIRST LEHIGH CORPORATION

                               By________________________________
                                 John H. McKeever,
                                 Chairman of the Board and Acting President


                                       45